Exhibit 16.1

Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ  07054
Phone (201) 406-5733; Fax 973-887-9103
E-mail: Mike@costreductionsolutions.com
WWW.CostReductionSolutions.com

August 2, 2012

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

I have read Item 4.01 of the Form 8-K dated August 2, 2012 of Dionics, Inc. and am in agreement with the statements contained therein except as follows:

1.	I have no basis to agree or disagree with the statements of the Registrant contained in Item 4.01

Sincerely,

Michael F. Albanese, CPA